EXHIBIT 10.34

Execution Version
CREDIT AGREEMENT
by and between
FIRST FINANCIAL BANCORP.
and
STIFEL BANK & TRUST
Dated as of December 29, 2021
THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED CREDIT FACILITY.
ALL LOANS UNDER THE UNCOMMITTED CREDIT FACILITY ARE DISCRETIONARY
ON THE PART OF THE LENDER IN ITS SOLE AND ABSOLUTE DISCRETION.

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TABLE OF CONTENTS
i
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ii
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Exhibits and Schedules
Exhibit A    –    Form of Note
Exhibit B    –    Form of Compliance Certificate
Exhibit C    –    Opinion Matters
Schedule 4.17    –    Subsidiary Banks and Other Subsidiaries
Schedule 6.10    –    Indebtedness
iii
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CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of December 29, 2021 (this “Agreement”) is by and between FIRST FINANCIAL BANCORP., a corporation organized under the laws of the State of Ohio (the “Borrower”), and STIFEL BANK & TRUST (the “Lender”).
WITNESSETH:
WHEREAS, the Borrower has requested that the Lender make available for the purposes specified in this Agreement a revolving credit facility on an uncommitted basis; and
WHEREAS, the Lender is willing to make available to the Borrower an uncommitted revolving credit facility upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Article I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.1Defined Terms As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
“Acceleration Event”: the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Termination Date, or (b) an Event of Default and the election by Lender to terminate the Uncommitted Revolving Line and accelerate the maturity of the Obligations.
“Acquisition”: Any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the Borrower or a Subsidiary of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the Borrower or a Subsidiary of in excess of 50% of the Equity Interests of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.
“Adjusted Benchmark” means (i) the Benchmark plus (ii) 0.10% or such other percentage spread adjustment as may be specified in any written notice provided by the Lender to the Borrower from time to time based on any then applicable tenor of the then applicable Benchmark, as may be determined by the Lender in its sole discretion, after giving due consideration to (i) any selection or recommendation by Bloomberg Index Services Limited, or any other party responsible for the calculation or dissemination of a spread adjustment, or the method for calculating or determining the spread adjustment, whether or not in connection with any replacement of the Benchmark or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, whether or not in connection with the replacement of the Benchmark. Notwithstanding anything to the contrary, at any time the Adjusted Benchmark is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Affiliate” means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of

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Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary. The term “Control” for the purposes of this Agreement means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of the foregoing definition, a shareholder of Borrower shall not be deemed to be directly or indirectly controlling or controlled by the Borrower or a subsidiary, provided the person in question will not receive any proceeds from the Loans.
“Anti-Corruption Laws”: All laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries, if any, from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: 1.75%.
“Available Commitment”: The Uncommitted Revolving Line Amount then in effect minus the outstanding Uncommitted Loans at such time.
“Assignee”: As defined in Section 8.6(d).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (iii) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bank Regulatory Authority”: The Board, the Comptroller of the Currency, the FDIC, the Office of Thrift Supervision and all other relevant regulatory authorities (including, without limitation, the Ohio State Division of Financial Institutions and other relevant state bank regulatory authorities).
“Base Rate” means, at any time, the greatest of (a) the Prime Rate at such time, (b) 1/2 of 1% in excess of the Federal Funds Effective Rate at such time, and (c) SOFR for a SOFR Loan with a one-month Interest Period commencing at such time plus 1.10%. For the purposes of this definition, SOFR shall be determined using SOFR as determined by the Lender in accordance with the definition of “CME Term SOFR”, except that (i) if a given day is a Business Day, such determination shall be made on such day (rather than three Business Days prior to the commencement of an Interest Period) or (ii) if a given day is not a Business Day, CME Term SOFR for such day shall be the rate determined by the Lender for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or CME Term SOFR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate, or CME Term SOFR, respectively. Base Rate, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate. For the avoidance of doubt, none of the Prime Rate, the Federal Funds Effective Rate or the SOFR Rate shall at any time be less than zero.
“Benchmark” means, initially, CME Term SOFR; provided that if a Benchmark Replacement is utilized by the Lender, then the term “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to the “Benchmark” shall include, as applicable, the published component used in the calculation thereof. Notwithstanding anything to the contrary, at any time the Benchmark is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement” means the sum of (i) the then applicable alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero),

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in each case, that has been selected by the Lender as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated securities based credit facilities similar to the revolving credit facility hereunder, at such time and applied in such manner as is reasonably determined by the Lender; provided that, at any time the Benchmark Replacement as determined above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)
“Benchmark Transition Event” means, with respect to any then-current Benchmark, (i) the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Relevant Governmental Body or other governmental authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Lender, that will continue to provide any representative tenors of such Benchmark after such specific date, (ii) the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or (iii) such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Board”: The Board of Governors of the Federal Reserve System or any successor thereto.
“Borrower”: As defined in the opening paragraph hereof.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Date”: The date of the making of any Borrowing hereunder.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.2.
“Business Day” means a day on which the Lender is open for business. For notices and determinations of SOFR, a Business Day may not be any day on which the Securities

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Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.
“Call Report”: For each Subsidiary Bank, the “Consolidated Reports of Condition and Income” (FFIEC Form 031 or Form 041), or any successor form promulgated by the FFIEC.
“Capitalized Lease”: A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.
“Capitalized Lease Obligations”: As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).
“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Bank, in either case resulting in ownership by the Company of securities that provides it with less than 80% of the Bank’s outstanding voting equity securities, calculated on the basis of voting power.
“Change of Control”: an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, of Equity Interests representing more than 35% of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis;
(b)during any period of 12 consecutive months, a majority of the seats (other than vacant seats) on the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date”:  December 29, 2021.
“CME” means CME Group Benchmark Administration Limited.
“CME Term SOFR” means, for any tenor comparable to the applicable Interest Period, the forward-looking term rate based on SOFR administered by CME as the administrator thereof (or by any other administrator selected or recommended by the Relevant Governmental Body) and published by CME (or such other commercially available source providing such quotations as may be designated by the Lender from time to time), or such other forward-looking term rate based on SOFR for such tenor, or any other applicable

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tenor, that has been selected or recommended by the Relevant Governmental Body. Notwithstanding anything to the contrary, at any time the CME Term SOFR is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Code”: The Internal Revenue Code of 1986, as amended.
“Contingent Obligation”: With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, Equity Interests or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.
“Current Liabilities”: As of any date, the consolidated current liabilities of the Borrower, determined in accordance with GAAP.
“Default”: Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.
“Equity Interests”: All shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including but not limited to common stock, member interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.
“Event of Default”: Any event described in Section 7.1.
“Excluded Taxes”: Any (a) taxes imposed on or measured in whole or in part by revenue, net income, capital, or net worth of the Lender and franchise or other taxes imposed in lieu thereof by any jurisdiction in which the Lender is organized or incorporated, maintains its principal office, or is doing business, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on such bank’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

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“FFIEC”: The Federal Financial Institution Examination Council.
“First Financial Bank”: First Financial Bank, an Ohio-chartered commercial bank and a wholly-owned Subsidiary of the Borrower.
“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.
“Governmental Authority”: means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Holding Company Guidelines”: The Risk-Based Capital Adequacy Guidelines for Bank Holding Companies of the Board as set forth in 12 CFR Part 225, Appendix A, as from time to time amended, or in any successor regulation.
“Immediately Available Funds”: Funds with good value on the day and in the city in which payment is received.
“Indebtedness”: With respect to any Person, at the time of any determination, without duplication, whether or not classified in accordance with GAAP as liabilities on the balance sheet of such Person: (a) all obligations of such Person for borrowed money (including non-recourse obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services excluding trade payables incurred in the ordinary course of business, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts, including Rate Protection Agreements of such Person, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (j) all obligations which constitute Indebtedness of any partnership or joint venture as to which such Person is a general partner or a joint venturer unless such Indebtedness is expressly made non-recourse to such Person, and (k) all Contingent Obligations of such Person.
“Indemnitee”: As defined in Section 8.12.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.4.
“Interest Expense”: With respect to any Person, for any period of determination, the aggregate amount, without duplication, of interest paid, accrued or scheduled to be paid in

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respect of any Indebtedness of such Person, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings, (c) interest payments on Trust Preferred Shares, and (d) net costs under any Rate Protection Agreement, in each case determined in accordance with GAAP.
“Interest Payment Date” means, (i) with respect to any Base Rate Loan, the last Business Day of each month and (ii) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter, as the applicable Borrower may elect in accordance with Section 2.4; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment”: The acquisition, purchase, making or holding of any Equity Interests or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisition of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, and the formation of, or entry into, any partnership as a limited or general partner or the entry into any joint venture. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any returns or distributions of capital or repayment of principal actually received by such Person with respect thereto.
“Lender”: As defined in the opening paragraph hereof.
“Lien”: With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.
“Loan”: An Uncommitted Loan.
“Loan Date”: The date of the making of any Uncommitted Loan hereunder.
“Loan Documents”: This Agreement, the Pledge Agreement and the Note.
“Loan Loss Reserves”: With respect to any Person, the allowance for loan and lease losses of such Person, as reported in the most recent Call Reports or FRY-9C reports, as applicable, of such Person.

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“Material Adverse Occurrence”: Any occurrence of whatsoever nature which materially and adversely affects (a) the business, assets, properties, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b)  the ability of the Borrower to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of the material obligations of the Borrower under any Loan Document, or (d) the rights and remedies of the Lender against the Borrower. For purposes of clarity, in no event shall the acquisition of State Bank Financial Corporation and its subsidiaries, in and of itself, be deemed a Material Adverse Occurrence.
“Maturity Date”: December 28, 2022.
“Maximum Rate”: As defined in Section 8.17.
“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan”: A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.
“Net Income”: With respect to any Person, the net income of such Person, consolidated with its Subsidiaries, after deductions for all expenses, including, but not limited to, income taxes if any, Interest Expense, and non-cash charges or expenses, including depreciation and amortization, all as determined in accordance with GAAP and, in the case of the Borrower, reported on the Borrower’s FRY-9C and FRY-9LP reports.
“Non-Performing Assets”: Individually or collectively, as the case may be, Non-Performing Loans and OREO.
“Non-Performing Loans”: With respect to any Person, the sum of all loans including those listed as “other restructured” or “other renegotiated” in any report to Bank Regulatory Authorities made by such Person that are either (a) ninety (90) days or more past due (either principal or interest) or (b) in non-accrual status, minus, in each case, a dollar amount representing the obligation any Governmental Authority guarantying the repayment of such loan.
“Note”: A promissory note of the Borrower in the form of Exhibit A, evidencing the obligation of the Borrower to repay the Uncommitted Loan.
“Obligations”: The Borrower’s obligations in respect of the due and punctual payment of principal and interest on the Note when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement (including Facility Fees) or any other Loan Document, and the Rate Protection Obligations, if any, in all cases whether now existing or hereafter arising or incurred.
“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“OREO”: With respect to any Person, the value of all real estate owned by such Person and classified as such by the regulatory authorities responsible for examining such Person, as shown on the most recent call or examination reports for such Person, minus, in each case, a dollar amount representing the obligation of any Governmental Authority guarantying the repayment of a loan financing such real estate.
“Participant”: As defined in Section 8.6(b).

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“PATRIOT Act”: The USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“PBGC”: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.
“Permitted Acquisition”: An Acquisition made by the Borrower if:
(i)as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 4.9 shall be true both before and after giving effect to such Acquisition,
(ii)such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any stockholder or director of the seller or entity to be acquired,
(iii)the business to be acquired in such Acquisition is in the same or a substantially similar line of business as the Borrower’s or any Subsidiary’s or a line of business complementary thereto,
(iv)as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained,
(v)the total assets (determined in accordance with GAAP) acquired pursuant to Acquisitions during any twelve month period do not exceed 50% of the Borrower’s and its Subsidiaries consolidated assets as determined as of the end of the first fiscal quarter for which financial statements and reports have been delivered pursuant to Section 5.1 during the preceding twelve month period or, if no Acquisition has occurred during such twelve month period, 50% of the Borrower’s and its Subsidiaries consolidated assets as determined as of the end of the most recent fiscal quarter for which financial statements and reports have been delivered pursuant to Section 5.1,
(vi)after giving effect to such Acquisition, Borrower will be in compliance with all covenants under this Agreement on a pro forma basis (calculated based on the most recently completed fiscal quarter for which financial statements and reports have been delivered pursuant to Section 5.1, and
(vii)the Borrower shall have furnished to the Lender, at least ten (10) Business Days before the closing of such Acquisition (or such shorter period as may be acceptable to the Lender), a certificate of the Chief Financial Officer certifying (A) that the conditions set forth in preceding clauses (i) through (vi) are satisfied after giving effect to such Acquisition, (B) as to a true and accurate copy attached to such certificate of a pro forma consolidated balance sheet and income statement of the Borrower and its Subsidiaries and pro forma compliance with the financial covenants in Section 6.13, Section 6.14 and Section 6.15, in each case calculated based on the most recently completed fiscal quarter for which financial statements and reports have been delivered pursuant to Section 5.1, prepared after giving effect to such Acquisition and all other Acquisitions consummated since the date of the such recently completed fiscal quarter, and (C) as to a true and accurate copy attached to such certificate of a statement of the sources and uses of the funding of such Acquisition.

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“Person”: Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.
“Plan”: Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.
“Pledge Agreement”: The Pledge and Security Agreement dated as of the date hereof and executed and delivered by the Borrower pursuant to which the Borrower pledges its 100% of its ownership interests in the Subsidiary Banks (including, without limitation, First Financial Bank) to the Lender as security for the Obligations.
“Prepayment Event”:
(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary; or
(b)the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.10.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Prohibited Transaction”: The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.
“Property”: any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Rate Protection Agreement”: Any interest rate swap, cap or option agreement, or any other agreement pursuant to which the Borrower hedges interest rate risk.
“Rate Protection Obligations”: The liabilities, indebtedness and obligations of the Borrower, if any, under a Rate Protection Agreement with the Lender, or any Affiliate of the Lender, excluding any joint venturers or partners of the Lender.
“Regulatory Action”: Any cease and desist order, letter agreement, memorandum, or other similar regulatory action taken by a state or federal banking agency or other Person to which either the Borrower or any Subsidiary Bank is subject which, in the Lender’s commercially reasonable discretion, could reasonably be expected to constitute a Material Adverse Occurrence.
“Regulatory Reporting Principles”: Principles of accounting required by applicable regulations and used in the preparation of the Borrower’s periodic Form FRY-9LP statements filed with the Federal Reserve Board.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially

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endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event”: A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.
“Restricted Payments”: All dividends or other distributions of any nature (cash, Equity Interests, assets or otherwise) with respect to, and all other payments on account of, any class of Equity Interests (including warrants, options or rights therefor) issued by the Borrower, whether such Equity Interests are authorized or outstanding on the Closing Date or at any time thereafter, and any redemption or purchase of, or distribution in respect of, any Equity Interests of the Borrower, whether directly or indirectly.
“Risk-Based Capital”: Capital that is classified as risk-based capital by the Bank Regulatory Authorities responsible for examining such Person, as shown on the most recent call reports of such Person.
“Risk-Based Capital Guidelines”: (i) the risk-based capital guidelines applicable to Borrower and any Subsidiary in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations applicable to Borrower and any Subsidiary promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
“Risk-Weighted Assets”: As defined in 12 CFR Part 325, as of any date of determination.
“S&P”: Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
“Sanctioned Country”: At any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctioned Person”: At any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: Economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC”: The Securities Exchange Commission, or any successor agency performing similar functions.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate

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identified as such by the administrator of the secured overnight financing rate from time to time). Notwithstanding anything to the contrary, at any time SOFR is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Specified Officer”: The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Chief Internal Auditor or Chief Risk Officer of the Borrower.
“Subordinated Debt”: Any Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, (a) that (i) is subordinated in right of payment to the payment of the Obligations, (ii) permits only payments of interest until maturity and so long as no Event of Default exists, (iii) does not mature prior to the Termination Date, and (iv) the incurrence of which does not cause Borrower to be in breach of any of the covenants set forth in this Agreement on a pro forma basis after giving effect to the incurrence thereof, and (b)  any Indebtedness of the Borrower existing on the date of this Agreement and set forth on Schedule 6.10.
“Subsidiary”: Any corporation or other entity of which Equity Interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more of the Subsidiaries.
“Subsidiary Banks”: Individually or collectively, as the context may require, First Financial Bank and any of the other banks listed as “Subsidiary Banks” on Schedule 4.18 and each additional Subsidiary of the Borrower that is a federally- or state-chartered bank or thrift institution.
“Taxes”: Any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding Excluded Taxes.
“Termination Date”: The earlier of (a) the Maturity Date, and (b) the date the Uncommitted Revolving Line is terminated pursuant to Section 7.2.
“Total Risk-Based Capital Ratio”: As of the last day of each fiscal quarter of the Borrower, the ratio (expressed as a percentage) of (a) total Risk-Based Capital, to (b) total Risk-Weighted Assets of the Borrower.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to CME Term SOFR or the Base Rate.
“Uncommitted Loan”: As defined in Section 2.1.
“Uncommitted Revolving Line”: The agreement, if any, of the Lender to make or consider requests to make Uncommitted Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Uncommitted Revolving Line Amount upon the terms and subject to the conditions and limitations of this Agreement.
“Uncommitted Revolving Line Amount”: $40,000,000.
“Upfront Fee”: As defined in Section 2.10.
Section 1.2Accounting Terms and Calculations Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made

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pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.
Section 1.3Computation of Time Periods In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”
Section 1.4Other Definitional Terms The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lender, and shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note are irrevocably paid in full, and the commitments of the Lender to advance funds to the Borrower are terminated.
Article II
TERMS OF THE CREDIT FACILITIES
Section 2.1Uncommitted Loans On the terms and subject to the conditions hereof, the Lender agrees to consider on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY BASIS, to make loans under its Uncommitted Revolving Line (each, an “Uncommitted Loan”) to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and re-borrow in accordance with the provisions hereof, provided, the unpaid principal amount of outstanding Uncommitted Loans shall not at any time exceed the Uncommitted Revolving Line Amount. THE LENDER SHALL NOT HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY UNCOMMITTED LOAN HEREUNDER UNLESS AND UNTIL THE LENDER AFFIRMATIVELY COMMITS TO MAKE ANY SUCH UNCOMMITTED LOAN. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE THE LENDER, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY THE LENDER, TO MAKE OR ELECT TO MAKE ANY SUCH UNCOMMIMTTED LOAN UNLESS AND UNTIL THE LENDER AFFIRMATIVELY COMMITS TO MAKE SUCH UNCOMMMITTED LOAN.
Section 2.2Procedure for Loans
(a)Loan Requests. To request a Borrowing, the Borrower shall notify the Lender of such request in writing, which request must be received by the Lender (i) in the case of a SOFR Borrowing, not later than 12:00 p.m. (noon), St. Louis, Missouri time, on the date which is three (3) Business Days prior to the date of the requested Borrowing Date or (ii) in the case of a Base Rate Borrowing, not later than 12:00 p.m. (noon), St. Louis, Missouri time, on the date of the requested Borrowing Date. Each request for a Borrowing hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Borrowing Date and after giving effect to the requested Borrowing the applicable conditions specified in Article III have been and will be satisfied. Each request for a Borrowing shall be in an amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof and each Borrowing shall be composed entirely of Base Rate Loans or SOFR Loans. Each request for a Borrowing hereunder shall specify (i) the requested Borrowing Date, (ii) the amount of the Borrowing to be made on such date,
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(iii) whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, (iv) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto (including specifying the duration of such Interest Period and the last day of such Interest Period), which shall be a period contemplated by the definition of “Interest Period”, and (v) the location and number of the Borrower’s accounts or Person to which funds are to be disbursed. The Lender may rely on any telephone request by the Borrower for a Borrowing hereunder which it believes in good faith to be genuine. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrower at the Lender’s primary office in St. Louis, Missouri, in Immediately Available Funds on the requested Borrowing Date the amount of the requested Borrowing.
If the Borrower does not specify the Type of Borrowing, then the requested Borrowing shall be a Base Rate Loan. If the Borrower does not specify an Interest Period with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Unless the Lender shall have delivered a written notice to the Borrower pursuant to Section 2.2(b) prior to 12:00 p.m. (St. Louis, Missouri time), one Business Day prior to the Lender’s receipt of any Borrowing Request, the Lender shall be obligated, to make the amount of such Borrowing available to the Borrower in accordance with the preceding paragraph.
(b)Declining Lender Notice. On any date, the Lender may provide the Borrower a written notice indicated that for reasons other than an Event of Default the Lender has elected not to fund any additional Borrowings. Any such notice delivered to the Borrower shall be effective on the immediately succeeding Business Day and the Lender shall not be required to fund any Borrowings on or after such Business Day.
Section 2.3Note. The Uncommitted Loans shall be evidenced by the Note payable to the order of the Lender in a principal amount equal to the Uncommitted Revolving Line Amount originally in effect. The Lender shall enter in its ledgers and records the amount of each Uncommitted Loan, converted or continued and the payments made thereon, and the Lender is authorized by the Borrower to enter into its records, a record of such Uncommitted Loan and payments made thereon; provided, however that the failure by the Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Note, and, in all events, the principal amounts owing by the Borrower in respect of the Note shall be the aggregate amount of all Uncommitted Loans made by the Lender less all payments of principal thereof made by the Borrower.
Section 2.4Interest Elections.
(a)Elections by the Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period specified in such Borrowing Request. Thereafter, subject to the requirements of Section 2.12 and Section 2.14, the Borrower may elect to convert any SOFR Borrowing or Base Rate Borrowing to a different Type or to continue such SOFR Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case the Loans comprising each such portion shall be considered a separate Borrowing.
(b)Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone or by emailing an Interest Election Request to the Lender, in either case by the time that a Borrowing Request would be required under Section 2.2(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request (whether by telephone or email) shall be irrevocable and any such request
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shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request signed by the Borrower.
(c)Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2(a):
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this Section 2.4(c) shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; and
(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto (by specifying the duration of such Interest Period and the last day of such Interest Period) after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Failure to Elect; Default. If the Borrower shall fail to deliver a timely and properly completed Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Lender, so notifies the Borrower, then, so long as a Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.5Interest Rate.
(a)Interest Rate. Each SOFR Loan will bear interest at a variable rate equal to the Adjusted Benchmark plus the Applicable Margin. The rate of interest payable on the Loans is subject to change without notice in accordance with fluctuations in the Benchmark. On each day that the Benchmark changes (or that is otherwise specified by the Lender in writing), the interest rate on all Loans will change accordingly. Each Base Rate Loan will bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)Change of Benchmark. The Lender may, in its sole and absolute discretion, change the Benchmark at any time. In such event, the Bank shall provide notice to Borrower of the new Benchmark and the effective date of such change.
(c)Records of Interest Rates. The Lender’s internal records of applicable interest rates (including without limitation the Lender’s designation of any successor interest rate index if the rate index described above shall become temporarily unavailable) shall be determinative in the absence of manifest error.
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(d)Interest Upon Event of Default. Upon the occurrence of any Event of Default, each Uncommitted Loan shall, at the option of the Lender (or, in the case of an Event of Default under Section 7.1(f), (g) or (h), automatically upon the occurrence of such Event of Default), bear interest until paid in full at the rate otherwise applicable thereto plus 2.0%.
(e)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:
(i)Upon (A) the occurrence of a Benchmark Transition Event, or (B) the Lender’s determination, in its discretion that the then current Benchmark is not representative of the benchmark commonly used for U.S. dollar-denominated securities based credit facilities similar to the revolving credit facility hereunder, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is utilized by the Bank (or on such later effective date as may be specified by the Lender in such notice), without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.
(ii)In connection with the implementation and administration of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or the other Loan Documents.
(iii)At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including CME Term SOFR), then the Lender may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) and replace it with another tenor that is available and representative and (B) the Lender may reinstate any such previously removed tenor for such Benchmark (including any Benchmark Replacement.
(iv)The Lender will promptly notify the Borrower of (A) the implementation of any Benchmark Replacement pursuant to Subsection (i), above, (B) the effectiveness of any Benchmark Replacement Conforming Changes pursuant to Subsection (ii), above, or (C) any removal, replacement or reinstatement of any then applicable tenor, as the case may be, pursuant to Subsection (iii), above. Any determination, decision or election that may be made by the Lender pursuant to this Subsection, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Subsection.
Section 2.6Payment of Interest; Repayment of Principal
(a)Accrued Interest. Accrued interest on each Loan shall be payable (i) in arrears on each Interest Payment Date for such Loan; (ii) upon any permitted prepayment (on the amount prepaid); and (iii) on the Termination Date; provided that interest under Section 2.5(d) shall be payable on demand.

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(b)Principal Repayment. Principal of the Uncommitted Loans is payable on the Termination Date.
Section 2.7Prepayments
(a)Optional Prepayment. The Borrower may prepay the Uncommitted Loans, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts paid (unless following an acceleration or upon termination of the Uncommitted Revolving Line in whole) or prepaid on the Uncommitted Loans under this Section 2.6(a) may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.
(b)Mandatory Prepayments for a Prepayment Event. If at any time a Prepayment Event occurs, within two (2) Business Days of the occurrence of such Prepayment Event, the Borrower shall pay to the Lender the net proceeds realized by such Prepayment Event. Any such prepayments shall be applied to the outstanding principal balance of the Uncommitted Loans and must be accompanied by accrued and unpaid interest on the amount prepaid. Amounts paid (unless following an acceleration or upon termination of the Uncommitted Revolving Line in whole) or prepaid on the Uncommitted Loans under this Subsection (b) may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.
Section 2.8Computation Interest on the Uncommitted Loans shall be computed on the basis of actual days elapsed and a year of 360 days.
Section 2.9Payments Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under this Agreement payable to the Lender shall be made without setoff or counterclaim in Immediately Available Funds not later than 2:00 p.m. (St. Louis, Missouri time) on the dates called for under this Agreement and the Note to the Lender at its primary office in St. Louis, Missouri. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.
Section 2.10Upfront Fee The Borrower shall pay to the Lender an upfront fee (the “Upfront Fee”) in the amount of Twenty Thousand Dollars ($20,000) on the Closing Date. Such fee shall be deemed fully earned by the Lender upon payment thereof and shall not be refundable to the Borrower under any circumstances.
Section 2.11Use of Loan Proceeds The proceeds of the Uncommitted Loans shall be used to finance general corporate purposes, including capital contributions to the Borrower’s Subsidiaries, payment of Restricted Payments permitted under Section 6.6 and financing Permitted Acquisitions; provided; however, that no part of the proceeds of the Uncommitted Loans will be used by the Borrower or any of its Subsidiaries or Affiliates, directly or indirectly, to pay Stifel, Nicolaus & Company, Incorporated or any affiliate of Stifel, Nicolaus & Company, Incorporated. Without limitation of the above sentence, the Borrower will not request any, and the Borrower shall not use, and the Borrower shall use commercially reasonable efforts to ensure that its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Uncommitted Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions.
Section 2.12Yield Protection If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy,

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guideline or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
(a)subjects the Lender to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Lender in respect of the Uncommitted Loans, or
(b)imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (other than reserves and assessments taken into account in determining the interest rate), or
(c)imposes any other condition the result of which is to increase the cost to the Lender of making, funding or maintaining the Uncommitted Loans, or reduces any amount receivable by the Lender in connection with the Uncommitted Loans, or requires the Lender to make any payment calculated by reference to the amount of the Uncommitted Loans, by an amount determined by the Lender in its commercially reasonable discretion to be material, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Uncommitted Loans or Uncommitted Revolving Line or to reduce the return received by the Lender in connection with the Uncommitted Loans or Uncommitted Revolving Line, then, within 15 days after demand by the Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received. The Lender shall provide to the Borrower a statement of the amount and basis of calculation of any such increased cost, reduction in return and/or revenue. The Lender’s statement as to such amounts shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrower will not be obligated to pay any such compensation unless the Lender also is requesting compensation as a result of such change from other similarly situated customers under agreements relating to similar credit transaction that include provisions similar to this Section 2.12.
Section 2.13Changes in Capital Adequacy Regulations If the Lender determines the amount of capital required or expected to be maintained by the Lender, or any corporation controlling the Lender, is increased as a result of a Change (as defined below), then, within 15 days after demand by the Lender, the Borrower shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital that the Lender determines is attributable to this Agreement, the Uncommitted Loans, or the Uncommitted Revolving Line (after taking into account the Lender’s policies as to capital adequacy). The Lender shall provide to the Borrower a statement of the amount and basis of calculation of any such increased cost, reduction in return and/or revenue. The Lender’s statement as to such amounts shall be conclusive absent manifest error. For purposes of this Section 2.12, “Change” means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement that affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines
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or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. Further notwithstanding the foregoing, the Borrower will not be obligated to pay any such compensation unless the Lender also is requesting compensation as a result of such change from other similarly situated customers under agreements relating to similar credit transaction that include provisions similar to this Section 2.13.
Section 2.14Advances and Paying Procedure The Lender is authorized and directed to credit any of the Borrower’s accounts with the Lender (or to the account the Borrower designates in writing) for all Uncommitted Loans made under this Agreement, and the Lender is authorized to debit such account or any other account of the Borrower with the Lender for the amount of any principal or interest due under the Note or other amounts due under this Agreement on the due date with respect thereto.
Article III
CONDITIONS PRECEDENT
Section 3.1Conditions of Initial Transaction The obligation of the Lender to consider making Uncommitted Loans hereunder, which in each case shall be on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, and this Agreement shall not become effective until the date on which the Lender shall have received each of the following, in each case in form and substance satisfactory to the Lender:
(a)Documents. The Lender shall have received the following:
(i)This Agreement duly executed by the Borrower.
(ii)The Pledge Agreement duly executed by the Borrower.
(iii)The Note duly executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.
(iv)A certificate of the Secretary or Assistant Secretary (or other appropriate officer) of the Borrower dated as of the Closing Date and certifying as to the following:
(A)A true and accurate copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party contemplated hereby and thereby;
(B)The incumbency, names, titles and signatures of the officers of the Borrower authorized to execute the Loan Documents to which the Borrower is a party and to request Uncommitted Loans;
(C)A true and accurate copy of the Articles of Incorporation (or the equivalent) of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date;
(D)A true and accurate copy of the bylaws (or other constitutive documents) for the Borrower;
(v)At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation,
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the Borrower must deliver a Beneficial Ownership Certification in relation to the Borrower.
(vi)A certificate dated the Closing Date of an authorized officer of the Borrower certifying as to the matters set forth in Subsections (e) and (f) of this Section.
(vii)Certified copies of all documents evidencing any necessary consent or governmental or regulatory approval (if any) with respect to this Agreement and the other Loan Documents and any other instrument or agreement executed by the Borrower in connection with this Agreement.
(viii)UCC and other searches for the Borrower its Subsidiaries issued not more than 30 days prior to the Closing Date.
(ix)The Lender shall have received a written opinion of the Borrower’s counsel, addressed to the Lender and addressing the matters described on Exhibit C.
(x)A good standing certificate for the Borrower and each Subsidiary Bank from the state or other jurisdiction of its incorporation or organization issued not more than 30 days prior to the Closing Date.
(xi)The Lender shall have received payment of the Upfront Fee as required under Section 2.10.
(xii)The Lender shall have received originals of the stock certificates evidencing the Borrower’s ownership of 100% of the Equity Interests of the Bank and any other Subsidiaries, together with blank and undated stock powers executed by the Borrower.
(xiii)Uniform Commercial Code financing statements required by the Pledge Agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected Lien on the collateral described in the Pledge Agreement, prior and superior in right to any other Person.
(b)Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.
(c)Other Matters. All corporate proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, as the Lender or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.
(d)Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable and documented fees and expenses of counsel to the Lender payable pursuant to Section 8.2.
(e)Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date.
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(f)No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.
Section 3.2Conditions Precedent to all Loans The obligation of the Lender to make any Uncommitted Loan (including the initial Uncommitted Loan) hereunder shall be subject to the fulfillment of the following conditions:
(a)Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct in all material respects on and as of the date of such Uncommitted Loan (or, in the case of any such representation and warranty expressly stated to have been made as of a specific date, as of such specific date).
(b)No Default. No Default or Event of Default shall have occurred and be continuing on the date of such Uncommitted Loan or will exist after giving effect to the Uncommitted Loan made on such date.
(c)Notices and Requests. The Lender shall have received the Borrower’s request for such Uncommitted Loan as required under Section 2.2.
Article IV
REPRESENTATIONS AND WARRANTIES
To induce the Lender to enter into this Agreement and to make Uncommitted Loans hereunder, the Borrower represents and warrants to the Lender:
Section 4.1Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to carry on its business as now conducted, to enter into this Agreement and the Pledge Agreement and to issue the Note and to perform its obligations under the Loan Documents. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits could not reasonably be expected to constitute a Material Adverse Occurrence and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower to any Material Adverse Occurrence.
Section 4.2Authorization and Validity The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower. This Agreement constitutes, and the Note and other Loan Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
Section 4.3No Conflict; No Default The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or Bylaws of the Borrower, or (c) result in a breach of or constitute a default under any

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indenture, loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder, except, in each case, to the extent that such violation, breach or default would not reasonably be expected to constitute a Material Adverse Occurrence. No Event of Default exists or would result from the incurrence by the Borrower of any Indebtedness hereunder or under any other Loan Document. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to constitute a Material Adverse Occurrence. The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. No Uncommitted Loan, use of the proceeds of any Uncommitted Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. The Borrower and its Subsidiaries have all permits, licenses and approvals required by such laws, copies of which have been provided to the Lender. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act. Neither the making of any Uncommitted Loan nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.
Section 4.4Government Consent No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.
Section 4.5Financial Statements and Condition. The Borrower’s audited consolidated financial statements as of December 31, 2020, and the Borrower’s unaudited quarterly financial statements as of September 30, 2021 (or, in each case, as of the date of the most recently delivered financial statements), as heretofore furnished to the Lender, have been prepared in accordance with GAAP on a consistent basis (except, in the case of the unaudited quarterly financial statements, for the absence of footnotes and for year-end audit adjustments) and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, taken as a consolidated enterprise, as at such dates and the results of their operations for the period then ended. As of the dates of such initial consolidated financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long term lease obligation which is not reflected in such consolidated financial statements or in the notes thereto. The Borrower’s regulatory reports, including without limitation FRY-9C, and FRY-9LP reports, as heretofore furnished to the Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such reports, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such FRY-9C, and FRY-9LP reports other than its obligations related to its acquisition of State Bank Financial Corporation. Since December 31, 2020, there has been no Material Adverse Occurrence.
Section 4.6Litigation There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary or any of their material properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which could reasonably
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be expected to constitute a Material Adverse Occurrence, and there are no unsatisfied judgments against the Borrower or Subsidiary, the satisfaction or payment of which could reasonably be expected to constitute a Material Adverse Occurrence.
Section 4.7Environmental, Health and Safety Laws There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health, safety or other matters which has, will or threatens to impose a liability on the Borrower or a Subsidiary or which has required or would require a material expenditure by the Borrower or a Subsidiary to cure in each case to the extent that such liability or expenditure would reasonably be likely to constitute a Material Adverse Occurrence. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to constitute a Material Adverse Occurrence.
Section 4.8ERISA Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan which could reasonably be expected to constitute a Material Adverse Occurrence. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender) of such Plan’s projected benefit obligations did not exceed the fair market value of such Plan’s assets.
Section 4.9Federal Reserve Regulations Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.
Section 4.10Title to Property; Leases; Liens Each of the Borrower and the Subsidiaries has (a) good and marketable title to its material real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned or leased by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 5.1 (other than property disposed of since the date of such financial statements). None of such properties is subject to a Lien, except as allowed under Section 6.11.
Section 4.11Taxes Each of the Borrower and each Subsidiary has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than (i) taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower, or (ii) to the extent the failure to do so could not reasonably be expected to constitute a Material Adverse Occurrence).
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Section 4.12Trademarks, Patents Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs necessary for the conduct of its business without known conflict with the rights of others, except to the extent that such failure to possess or have the right to use could not reasonably be expected to constitute a Material Adverse Occurrence.
Section 4.13Burdensome Restrictions Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which could reasonably be expected to constitute a Material Adverse Occurrence.
Section 4.14Investment Company Act Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.
Section 4.15Retirement Benefits Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any of its Subsidiaries is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.
Section 4.16Full Disclosure The information included in the most recent Beneficial Ownership Certification delivered to the Lender is true and correct in all respects.
Section 4.17Subsidiaries. Schedule 4.17 sets forth, as of the date of this Agreement and as the same may be amended from time to time in connection with delivery of Compliance Certificates pursuant to Section 5.1(c), a list of all Subsidiaries (including Subsidiary Banks) and the number and percentage of the shares of each class of Equity Interests owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. None of the Subsidiary Banks is subject to any Regulatory Action which has not been disclosed in the Borrower’s Call Reports or otherwise disclosed to the Lender.
Section 4.18Labor Matters There are no pending or threatened strikes, lockouts or slowdowns against the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has been or is in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the transactions contemplated under the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.
Section 4.19Bank Holding Company Act The Borrower has complied in all material respects with all federal, state and local laws pertaining to bank holding companies, including without limitation, the Bank Holding Company Act of 1956, as amended.
Section 4.20Capital Stock Neither the Borrower nor any Subsidiary Bank has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or any other law; or violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case, where the effect of such violation could reasonably be expected to cause a Material Adverse Occurrence.

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Section 4.21Insurance The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are consistent with sound business practice and as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Borrower and its Subsidiaries operate.
Section 4.22Restrictive Agreements Neither the Borrower nor any Subsidiary is a party to or bound by any agreement, bond, note or other instrument of the type described in Section 6.6.
Article V
AFFIRMATIVE COVENANTS
Until the Note and all of the other Obligations have been paid in full, unless the Lender shall otherwise consent in writing:
Section 5.1Financial Statements and Reports The Borrower will furnish to the Lender (subject to the last sentence of this Section 5.1):
(a)As soon as available and in any event within 75 days after the end of each fiscal year of the Borrower, the consolidated financial statements of the Borrower and its Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual financial statements, certified without a “going concern” or like qualification, or a qualification arising out of the scope of the audit, compiled by independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Lender (it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this Section 5.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification, or a qualification arising out of the scope of the audit).
(b)As soon as available and in any event within 50 days after the end of each fiscal quarter of the Borrower, other than the last fiscal quarter of each fiscal year of the Borrower, unaudited consolidated statements of income, cash flow and changes in stockholders’ equity for the Borrower and its Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the Chief Financial Officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and its Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Borrower’s obligation under this Section 5.1(b) with respect to such quarter).
(c)As soon as available and in any event within 50 days after the end of the first three fiscal quarters of the Borrower and within 75 days after the end of the last fiscal quarter in each fiscal year of the Borrower, a Compliance Certificate in the form attached as Exhibit B signed by the Chief Financial Officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Section 6.13, Section 6.14 and Section 6.15, as at the end of such quarter and stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

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(d)As soon as available, but in any event within 50 days after the last day of each fiscal quarter, copies of the quarterly (and where appropriate, annual) Call Reports and other regulatory reports including, without limitation, FFIEC 041 reports filed by any Subsidiary Bank with any Bank Regulatory Authority.
(e)As soon as available, but in any event within 50 days after the last day of each fiscal quarter, copies of the quarterly (and where appropriate, annual) FRY-9C and FRY-9LP reports filed by the Borrower or any Subsidiary with any Bank Regulatory Authority.
(f)As soon as available, to the extent not otherwise provided under this Section 5.1, to the extent permitted by applicable law, (i)  copies of all reports or materials submitted or distributed to stockholders of the Borrower or filed with the SEC, any national securities exchange or any Bank Regulatory Authority having jurisdiction over the Borrower or any of its Subsidiaries, (ii)  copies of all Regulatory Actions which have not been disclosed in the Borrower’s or any Subsidiary’s most recent FRY-9C, FRY-9LP reports and Call Reports affecting or pertaining to the Borrower or any Subsidiary Bank, including without limitation, FFIEC 041 reports, and (iii) upon any officer of the Borrower becoming aware of any adverse development which occurs in any Regulatory Action previously disclosed by the Borrower, a notice from the Borrower describing the nature thereof, stating the nature and status of such Regulatory Action, and what action the Borrower proposes to take with respect thereto. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Borrower to disclose confidential supervisory information regarding it or any Subsidiary Bank.
(g)Promptly upon any Specified Officer becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action Borrower proposes to take with respect thereto.
(h)Promptly upon any Specified Officer becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.
(i)Promptly upon any Specified Officer becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Occurrence, a notice from the Borrower describing the nature thereof and what action Borrower proposes to take with respect thereto.
(j)Promptly upon any Specified Officer becoming aware of any violation as to any material environmental matter by the Borrower or any Subsidiary or of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or is reasonably likely to cause a Material Adverse Occurrence or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation, a notice from the Borrower describing the nature thereof and what action the Borrower proposes to take with respect thereto.
(k)Promptly upon any Specified Officer becoming aware of either (i) the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality directly affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party which could reasonably be expected to result in a Material Adverse Occurrence, or (ii) any adverse development which occurs in any action,

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suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality previously disclosed by the Borrower to the Lender which could reasonably be expected to result in a Material Adverse Occurrence, a notice from the Borrower describing the nature thereof, stating the nature and status of such action, suit or proceeding and what action the Borrower proposes to take with respect thereto.
(l)The Borrower will give prompt written notice to the Lender of any material change in the accounting or financial reporting practices of the Borrower or any of its Subsidiaries, except those changes required by GAAP.
(m)Such information and evidence of actions taken as reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the Patriot Act.
(n)Any change in the information provided in the most recent Beneficial Ownership Certification delivered to the Lender that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
(o)From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Lender may reasonably request.
The Borrower shall be deemed to be in compliance with its delivery obligations under Section 5.1(a) and (b) with respect to any documents or information that is publicly filed or delivered electronically and if so filed or delivered electronically, shall be deemed to have been delivered for purposes of this Agreement on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, and has notified the Lender thereof; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial or governmental, third-party website or whether sponsored by the Lender), and has notified the Lender thereof.
Section 5.2Existence The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of organization and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any liability that could reasonably be expected to constitute a Material Adverse Occurrence; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.
Section 5.3Insurance The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.
Section 5.4Payment of Taxes and Claims The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, could reasonably be expected to result in the creation of a Lien upon its property; provided that the foregoing items need not be filed or paid if (i) they are being contested in good faith by appropriate proceedings, and adequate reserves with respect thereto have been set aside on Borrower’s or such Subsidiary’s books in accordance with GAAP, or (ii) the failure to file or pay such items could not reasonably be expected to constitute a Material Adverse Occurrence.
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Section 5.5Inspection The Borrower shall permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Lender may designate.
Section 5.6Maintenance of Properties The Borrower will maintain, and cause each Subsidiary to maintain its properties used or useful in the conduct of its business in good condition, repair and working order ordinary wear and tear excepted, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto except to the extent the failure to do so could not reasonably be expected to constitute a Material Adverse Occurrence.
Section 5.7Books and Records The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which entries that are full and correct in all material respects will be made of its dealings, business and affairs.
Section 5.8Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not constitute a Material Adverse Occurrence. The Borrower and each Subsidiary will comply in all material respects with all Anti-Corruption Laws and applicable Sanctions, and will obtain all permits, licenses and approvals required by such laws, copies of which will be provided to the Lender upon request.
Section 5.9ERISA The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not, and will not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $1,000,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $1,000,000 or (c) fail to make any payments in an aggregate amount exceeding $1,000,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.
Section 5.10Environmental Matters; Reporting The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise could reasonably be expected to constitute a Material Adverse Occurrence.
Section 5.11Further Assurances The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. The Borrower shall furnish to the Lender evidence satisfactory to the Lender of every such recording, filing or registration. The Borrower and each of its Subsidiaries shall take such actions reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the Patriot Act.

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Article VI
NEGATIVE COVENANTS
Until the Note and all of the other Obligations have been paid in full, unless the Lender shall otherwise consent in writing:
Section 6.1Merger or Sale of Assets The Borrower shall not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), acquire all or substantially all of the Equity Interests of another person, nor permit any Subsidiary to do any of the foregoing; provided, however, (a) any Subsidiary or Person acquired in connection with a Permitted Acquisition may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation), and (b) Permitted Acquisitions shall be permitted. The Borrower shall not (x) effect a Change in Bank Control, (y) convey, transfer or lease all or substantially all of its properties and assets to any person (whether in one transaction or series of related transactions) or (z) convey, transfer or lease any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except: (i) dispositions of used, worn-out or surplus equipment, all in the ordinary course of business; (ii) dispositions in the ordinary course of business, including dispositions of mortgage loans in the secondary markets, loan participations, loan sales, OREO sales, closing of branch bank locations, or sales of bonds and investments in the Borrower’s investment portfolio; and (iii) dispositions of any other asset of the Borrower or any of its Subsidiaries provided that any such dispositions do not exceed, in the aggregate, ten (10%) percent of the total assets of the Borrower and its Subsidiaries on a consolidated basis in any fiscal year.
Section 6.2Plans The Borrower will not permit, nor will allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender) of such Plan’s projected benefit obligations to exceed the fair market value of such Plan’s assets.
Section 6.3Change in Nature of Business The Borrower will not, nor will permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.
Section 6.4Loan Proceeds The Borrower will not, nor will permit any Subsidiary to, use any part of the proceeds of any Uncommitted Loan directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.
Section 6.5Negative Pledges; Subsidiary Restrictions The Borrower will not, nor will permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lender which would (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant to the Lender any Lien on the Equity Interests of any Subsidiary or on any assets or properties of the Borrower or such Subsidiary (other than pursuant to agreements creating Liens under Section 6.11(j), or (b) require the Borrower or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants any Lien to the Lender. The Borrower will not permit any Subsidiary to enter into any agreement that would place or allow any restriction, directly or indirectly, on the ability of

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such Subsidiary to (i) pay Restricted Payments on or with respect to such Subsidiary’s capital stock or (ii) make loans or other cash payments to the Borrower.
Section 6.6Restricted Payments The Borrower shall not pay Restricted Payments on any class of Equity Interests unless (a) the Borrower is “well capitalized” for regulatory capital purposes both before and after giving effect to the proposed Restricted Payment, (b) no Default or Event of Default has occurred and is continuing, and (c) the proposed Restricted Payment has received all necessary prior approvals required from all Bank Regulatory Authorities.
Section 6.7Transactions with Affiliates The Borrower will not, nor will permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower other than another Subsidiary, except upon fair and reasonable terms no less favorable than the Borrower, or such Subsidiary, would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.
Section 6.8Accounting Changes The Borrower will not, nor will permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.
Section 6.9Subordinated Debt The Borrower will not, nor will permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement, except for any Subordinated Debt owed by a Subsidiary to the Borrower; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory) unless no Default or Event of Default has occurred and is continuing; (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) fail to give the Lender prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.
Section 6.10Indebtedness The Borrower will not, nor will permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, unless the Lender has provided its prior written consent, other than (a) the Obligations and other Indebtedness owing to the Lender, (b) Indebtedness disclosed on Schedule 6.10 and any amendments, modifications, refinancings and restructurings of the same which do not require additional fees, increase the principal of or rates applicable thereto, or shorten the maturity thereof, (c) trade and accounts payable and similar operational liabilities incurred in the ordinary course of business consistent with past practice, (d) Contingent Obligations incurred by a Subsidiary Bank in the ordinary course of business, (e) Indebtedness consisting of federal funds lines of credit provided by the Federal Reserve Bank or other financial institutions, (f) Indebtedness consisting of financing provided by the Federal Home Loan Bank, (g) Subordinated Indebtedness, (h) unsecured Indebtedness of Persons acquired in connection with Permitted Acquisitions and (i) other Indebtedness consented to by the Lender in writing.
Section 6.11Liens The Borrower will not, nor will permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, including, without limitation, Equity Interests in any Subsidiary Bank or any Subsidiary that owns any Subsidiary Bank, directly or indirectly, except: Liens granted to the Lender to secure the Obligations;
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deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary; Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4; Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4; Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds; Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution securing Indebtedness owed to such depository institution; Liens related to repurchase agreements with deposit customers of a Subsidiary Bank; Liens created by virtue of accepting deposits from governmental and quasi-governmental entities; Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord’s Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary; Liens to secure Indebtedness owing to the Federal Reserve Bank permitted under Section 6.10; Liens to secure Indebtedness owing to the Federal Home Loan Bank permitted under Section 6.10; the interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property; and Liens on the assets or Equity Interests of any Subsidiary that is not a Subsidiary Bank or any Subsidiary that owns any Subsidiary Bank, directly or indirectly.
Section 6.12Contingent Liabilities The Borrower will not, nor will permit any Subsidiary to, be or become liable on any Contingent Obligations except (i) Contingent Obligations for the benefit of the Lender, (ii) letters of credit and letters of credit guarantees issued by a Subsidiary Bank on behalf of a customer in the ordinary course of business, and (iii) Contingent Obligations with respect to Indebtedness that is permitted pursuant to Section 6.10.
Section 6.13Risk-Based Capital Ratios The Borrower will not permit: (a) the Total Risk-Based Capital Ratio of the Borrower and its Subsidiaries, on a consolidated basis (expressed as a percentage) as of the last day of any fiscal quarter to be less than eight percent (8.00%); the Tier 1 risk-based capital ratio of the Borrower and its Subsidiaries, on a consolidated basis (expressed as a percentage) as of the last day of any fiscal quarter to be less than six percent (6.00%); (c) the common equity Tier 1 risk-based capital ratio of the Borrower and its Subsidiaries, on a consolidated basis (expressed as a percentage) as of the last day of any fiscal quarter to be less than four and one-half percent (4.50%).
Section 6.14Non-Performing Assets The Borrower will not permit the ratio of Non-Performing Assets to total assets of First Financial Bank, as calculated by the Borrower in the ordinary course of business and consistent with past practices, to be greater than four percent (4.0%).
Section 6.15Regulatory Capital At all times the Borrower shall (a) be “well capitalized,” as defined in the Holding Company Guidelines, and (b) cause each Subsidiary Bank to be “well capitalized” (as defined in 12 CFR § 6.4(b)(1)).
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Section 6.16Hedging Agreements The Borrower will not, nor will permit any Subsidiary to, enter into any hedging arrangements, other than any Rate Protection Agreements entered into in the ordinary course of the Borrower’s or any Subsidiary’s business.
Section 6.17Investments The Borrower will not, nor will permit any Subsidiary to, acquire for value, make, have or hold any Investments, or acquire or create any Subsidiary other than in connection with a Permitted Acquisition, except: Investments existing on the date of this Agreement and disclosed in the financial statements of the Borrower described in Section 4.5; advances to management personnel, employees and agents in the ordinary course of business; Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States; certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender; commercial paper given the highest rating by a nationally recognized rating service;  repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America with a term of not more than seven (7) days; provided all such agreements shall require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; Investments in municipal bonds which are rated A or higher by Moody’s or S&P; Investments in other bonds which are rated “investment grade” or higher by Moody’s or S&P; other readily marketable Investments in debt securities which are reasonably acceptable to the Lender; Investments by a Subsidiary in the Borrower or by Borrower in a Subsidiary; with respect to any Subsidiary, Investments made in the ordinary course of the banking business of such Subsidiary; and Investments that constitute or are made in connection with Permitted Acquisitions.
Any Investments under Subsections (e) or (f) above must mature within one year of the acquisition thereof by the Borrower or a Subsidiary.
Section 6.18Additional Subsidiaries The Borrower shall not create or acquire any Subsidiary without the prior written consent of the Lender; provided that no such prior written consent shall be required for a Subsidiary acquired in a Permitted Acquisition.
Article VII
EVENTS OF DEFAULT AND REMEDIES
Section 7.1Events of Default The occurrence of any one or more of the following events shall constitute an Event of Default:
(a)The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other Obligation required to be made to the Lender pursuant to this Agreement.
(b)Any representation or warranty made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.
(c)The Borrower shall fail to comply with Section 5.2, or Section 5.3 or the Borrower shall fail to comply with any Section of Article VI.
(d)The Borrower shall fail to comply with any other default or event of default however denominated under any other Loan Document, agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set

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forth in this Section 7.1Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, and (iii) the date the Lender gives notice of such failure to the Borrower.
(e)The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower or any Subsidiary shall make an assignment for the benefit of creditors.
(f)Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Subsidiary.
(g)Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 60 days undismissed.
(h)A judgment or judgments for the payment of money in excess of the sum of $5,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.
(i)The Borrower or any Subsidiary shall (i) fail to pay any amount owing to the Lender on any Indebtedness other than the Obligations, or (ii) shall be in default of any provision of any agreement or instrument governing such Indebtedness and such default shall not have been cured or waived prior to the expiration of any notice or cure period.
(j)The maturity of any Indebtedness with an outstanding principal balance in excess of $1,000,000 of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor.
(k)Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.
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(l)The Borrower or any Subsidiary Bank shall become subject to any Regulatory Action affecting or pertaining to the Borrower or any Subsidiary Bank which could reasonably be expected to cause a Material Adverse Occurrence.
(m)Any Subsidiary Bank shall be unable for any reason to pay dividends or make other distributions of any nature (cash, Equity Interests, assets or otherwise) with respect to, and all other payments on account of, any class of Equity Interests (including warrants, options or rights therefor) issued by such Subsidiary Bank to the Borrower, without the prior approval of a Bank Regulatory Authority as a result of a restriction that is not generally applicable to similarly situated depository institutions.
(n)The Borrower or any Subsidiary Bank shall become subject to any Regulatory Action affecting or pertaining to the Borrower or any Subsidiary Bank which could reasonably be expected to cause a Material Adverse Occurrence.
(o)Any Change of Control shall occur.
(p)Any material provision of any Loan Document after its execution and delivery and for any reason other than as expressly permitted hereunder, fails to remain in full force or effect or any action is taken by the Borrower to discontinue or to assert the invalidity or unenforceability of any Loan Document.
(q)Any of the following shall occur: (i) any Reportable Event, (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, in any case where such occurrence could reasonably be expected to cause a Material Adverse Occurrence.
Section 7.2Remedies If any Event of Default described in Section 7.1(e), (f) or (g) shall occur with respect to the Borrower, the Note and all other Obligations shall automatically become immediately due and payable. If any other Event of Default shall occur and be continuing, the Lender may terminate or suspend the obligations of the Lender under the Uncommitted Revolving Line to make Uncommitted Loans hereunder and the Lender may declare the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in this Section 7.2, the Lender may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.
Section 7.3Deposit Accounts; Offset In addition to the remedies set forth in Section 7.2, upon the occurrence of any Acceleration Event and thereafter while the same

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be continuing, the Borrower hereby irrevocably authorizes the Lender to set off any Obligations against all Deposits of the Borrower with, and any and all claims of the Borrower against, the Lender. Such right shall exist whether or not the Lender shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender. The Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Lender to all rights of banker’s Lien, setoff and counterclaim available pursuant to law.
Article VIII
MISCELLANEOUS
Section 8.1Modifications Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Section 8.2Expenses Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay or reimburse the Lender upon demand for all reasonable and documented out-of-pocket expenses paid or incurred by the Lender, including filing and recording costs and reasonable fees, charges and disbursements of outside counsel to the Lender incurred from time to time, in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification, interpretation, collection and enforcement of this Agreement and the other Loan Documents and any commitment letters relating thereto paid or incurred by the Lender in connection with the collection and enforcement of this Agreement and any other Loan Document.
Section 8.3Waivers, etc. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.
Section 8.4Notices Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II shall be deemed to have been given only when received by the Lender.
Section 8.5Taxes The Borrower agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, other than any
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Excluded Taxes, which obligation of the Borrower shall survive the termination of this Agreement.
Section 8.6Successors and Assigns; Participations; Purchasing Banks
(a)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender, and the Lender may not assign or transfer all or a portion of the Uncommitted Revolving Line or Loan except as set forth in Section 8.6(b) without the prior written consent of the Borrower unless an Event of Default has occurred and is continuing (in which case such consent shall not be required).
(b)The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more Persons (each, a “Participant”) participating interests in a minimum amount of $1,000,000 in the Uncommitted Loans or other Obligation owing to the Lender, the Note, or any other interest of the Lender hereunder. In the event of any such sale by the Lender of participating interests to a Participant, (i) the Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance thereof, (iii) the Lender shall remain the holder of the Note for all purposes under this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, (v) the Lender shall provide the Borrower with notice of the sale of such participation; and (vi) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that the Lender shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that the Lender will not, without the prior consent of such Participant, consent or agree to any such amendment, modification, consent or waiver which would (A) extend the maturity of any Obligation, (B) postpone any scheduled payment of principal or interest, (C) reduce the rates of interest or fees required under this Agreement, or (D) reduce any guaranty of the Obligations. The Borrower agrees that if amounts outstanding under this Agreement, the Note and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement, the Note or other Loan Document. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, Section 8.2, Section 8.5 and Section 8.12 with respect to its participation in the Uncommitted Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.
(c)The Borrower shall not be liable for any costs incurred by the Lender in effecting any participation under Subsection (b) of this Section.
(d)The Lender may disclose to any of its successors or assigns of the Lender’s interests in the Uncommitted Revolving Line, Uncommitted Loans, Note or any other Loan Document (each, an “Assignee”) or Participant any and all financial information in the Lender’s possession concerning the Borrower or any of its Subsidiaries (if any) which has been delivered to the Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower or any of their Subsidiaries in connection with the Lender’s credit evaluation of
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the Borrower or any of its Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, the Lender shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of Section 8.7.
(e)Notwithstanding any other provision in this Agreement, the Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any note held by it in favor of any federal reserve bank in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR § 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
Section 8.7Confidentiality of Information The Lender shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Lender by the Borrower pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Lender and the Borrower and shall not be divulged to any Person other than the Lender, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Lender hereunder and under the Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, (d) if such information is generally available to the public other than as a result of disclosure by the Lender, (e) to any nationally recognized rating agency that requires information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender, and (f) as may otherwise be required or requested by any Bank Regulatory Authority having jurisdiction over the Lender or by any applicable law, rule, regulation or judicial process, the opinion of the Lender’s counsel concerning the making of such disclosure to be binding on the parties hereto. The Lender shall not incur any liability to the Borrower by reason of any disclosure permitted by this Section.
Section 8.8Governing Law and Construction THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.
Section 8.9Consent to Jurisdiction AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MISSOURI STATE COURT SITTING IN ST. LOUIS, MISSOURI; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE
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ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
Section 8.10Waiver of Jury Trial EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 8.11Survival of Agreement All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lender and shall survive the making of the Uncommitted Loans by the Lender and the execution and delivery to the Lender by the Borrower of the Note, regardless of any investigation made by or on behalf of the Lender, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Uncommitted Revolving Line has not been terminated; provided, however, that the obligations under Section 2.12, Section 2.13, Section 8.2, Section 8.5 and Section 8.12 shall survive payment in full of the Obligations and the termination of the Uncommitted Revolving Line.
Section 8.12Indemnification The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Lender and its Affiliates and the directors, officers, employees, attorneys and agents of the Lender and its Affiliates (each of the foregoing being an “Indemnitee” and all of the foregoing being collectively the “Indemnitees”) from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:
(a)by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or
(b)by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lender by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;
provided; however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee’s gross negligence or willful misconduct as determined by a nonappealable judgment of a court of competent jurisdiction. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.
This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under Subsection (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.
1
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Section 8.13Captions The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.
Section 8.14Entire Agreement This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.
Section 8.15Counterparts This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 8.16Borrower Acknowledgements The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Lender has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Lender, and (d) the Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Lender is for the protection of the Lender and neither the Borrower nor any third party is entitled to rely thereon.
Section 8.17Interest Rate Limitation Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Uncommitted Loan, together with all fees, charges and other amounts that are treated as interest on such Uncommitted Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Uncommitted Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Uncommitted Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Uncommitted Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.
Section 8.18Electronic Records The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Lender is authorized, when appropriate, to convert any promissory note into a “transferable record” under the Uniform Electronic Transactions Act.
Section 8.19USA PATRIOT Act Notification The following notification is provided to the Borrower pursuant to Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318:
The Lender is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the

604542462.6

“Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.
Section 8.20Agreements must be in Writing The following notification is provided to the Borrower pursuant to Section 432.047 of the Revised Statutes of Missouri:
Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to this Agreement. To protect you (borrower) and us (lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
[The next page is the signature page.]
1
604542462.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
FIRST FINANCIAL BANCORP.
By: /s/ Jamie Anderson
Name: Jamie Anderson
Title: Chief Financial Officer
Address for Borrower:

255 East 5th Street, 29th Floor
Cincinnati, Ohio 45202
Attention: Jamie Anderson
Email: Jamie.Anderson@bankatfirst.com
STIFEL BANK & TRUST
By: /s/ George W. Kriegshauser
Name: George W. Kriegshauser
Title: Vice President
Address for Lender:

Stifel Bank & Trust
501 N. Broadway, Floor 10
St. Louis, Missouri 63102
Attention: George W. Kriegshauser
Email: kriegshauserg@stifelbank.com

[Signature Page to Credit Agreement]

EXHIBIT A TO
CREDIT AGREEMENT
FORM OF NOTE
$40,000,000    December 29, 2021
    St. Louis, Missouri
FOR VALUE RECEIVED, FIRST FINANCIAL BANCORP., a corporation organized under the laws of the State of Ohio, hereby promises to pay to the order of STIFEL BANK & TRUST (the “Lender”) at its primary office in St. Louis, Missouri, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of FORTY MILLION DOLLARS ($40,000,000) or, if less, the aggregate unpaid principal amount of all Uncommitted Loans made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.
This note is the Note referred to in the Credit Agreement dated of even date herewith (as the same may hereafter be from time to time amended, restated or otherwise modified, the “Credit Agreement”) between the undersigned and the Lender. This note’s maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
FIRST FINANCIAL BANCORP.
By:
Name:
Title:
Exhibit A - 1
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EXHIBIT B TO
CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
To: Stifel Bank & Trust
THE UNDERSIGNED HEREBY CERTIFIES THAT:
(1)    I am the duly elected chief financial officer of FIRST FINANCIAL BANCORP. (the “Borrower”);
(2)    I have reviewed the terms of the Credit Agreement dated as of December 29, 2021 between the Borrower and Stifel Bank& Trust (as amended, the “Credit Agreement”) and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the Attachment hereto;
(3)    The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event are as follows:

The foregoing certification, together with the computations in the Attachment hereto and the Call Reports delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________, ____ pursuant to Section 5.1 of the Credit Agreement.
FIRST FINANCIAL BANCORP.
By:
Name:
Title:

Exhibit B - 1
604542462.6

ATTACHMENT TO COMPLIANCE CERTIFICATE
AS TO FINANCIAL COVENANTS AS OF ______________, ____WHICH PERTAINS
TO THE PERIOD FROM ________________, ______
TO ________________, _______
Reference to Sections and definitions of the Credit Agreement should be made for a more complete description of requirements.

Section 6.13 Risk-Based Capital Ratios

Section 6.14 Non-Performing Assets to Tangible Primary Capital

Section 6.15 Regulatory Capital
Borrower [is] / [is not] “well capitalized”	[Yes] [No]
Each Subsidiary Bank [is] / [is not] “well capitalized” on an individual basis [and the Subsidiary Banks on a combined basis [are] / [are not] “well capitalized]	[Yes] [No]
To the extent the covenant is not maintained, the following Subsidiary Bank(s) [is] [are] not “well capitalized.” .

Exhibit B - 2
604542462.6

EXHIBIT C TO
CREDIT AGREEMENT
MATTERS TO BE ADDRESSED BY OPINION OF COUNSEL
The opinion of counsel to the Borrower and its Subsidiaries which is called for by Article III of the Credit Agreement (the “Credit Agreement”) shall be addressed to the Lender and dated the Closing Date. It shall be satisfactory in form and substance to the Lender and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Lender and counsel to the Lender. Capitalized terms used herein have the respective meanings given such terms in the Credit Agreement.
(a)Based solely on a recently dated certificate of good standing issued by the Secretary of State of the State of Ohio, the Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Ohio. The Borrower has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents and to perform all of its obligations under each and all of the foregoing.
(b)The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower.
(c)The Loan Documents constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.
(d)The execution, delivery and performance by the Borrower of the Loan Documents will not (i) violate any provision of any law, statute, rule or regulation or, to the best knowledge of such counsel, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator to which the Borrower is presently subject or which has been entered against the Borrower, (ii) violate or contravene any provision of the Charter or bylaws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement known to such counsel to which the Borrower is a party or result in the creation of any Lien thereunder.
(e)No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.
(f)The provisions of the Pledge Agreement are effective to create in favor of the Lender, as security for the payment of the Obligations, a security interest in the Collateral described therein that are of a type in which a security interest may be created under Article 9 of the NY UCC (“Article 9 Collateral”).
(g)Upon the proper filing of the Financing Statement with the Filing Office, the Lender will have a perfected security interest in the Article 9 Collateral under the Missouri UCC to the extent perfection may be accomplished by the filing of a financing statement under the Missouri UCC (the “Filing Collateral”).
(h)Upon delivery to the Lender in the State of Missouri of the certificates representing the Pledged Securities, together with duly executed instruments of endorsement in blank, and provided that the same remain in the possession of the Lender in the State of Missouri, the Lender will have a perfected security interest in the Pledged Securities.
Exhibit C - 1
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(i)The Borrower is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.

Exhibit C - 1
604542462.6

SCHEDULE 4.17 TO
CREDIT AGREEMENT
SUBSIDIARY BANKS

Subsidiary Bank	Number of Shares Issued and Outstanding	Percentage Owned by the Borrower	Jurisdiction of Incorporation or Formation
First Financial Bank	1,259,333	100%	Ohio
OTHER SUBSIDIARIES

Subsidiary	Number of Shares Issued and Outstanding	Percentage Owned by the Borrower	Jurisdiction of Incorporation or Formation
First Financial Collateral, Inc.	10,000 common	100% (indirect)	Indiana
First Financial Equipment Finance, LLC	N/A	100% (indirect)	Ohio
First Franchise Capital Corporation	100 common	100% (indirect)	Indiana
Irwin Home Equity Corporation	13,753 preferred 90 common	100% (indirect)	Indiana
IHE Funding Corp. II	1,000 common	100% (indirect)	Delaware
Irwin Union Realty Corporation	1,000 common	100% (indirect)	Indiana
MSB Investments of Nevada, Inc.	1,000 common	100% (indirect)	Nevada
MSB Holdings of Nevada, Inc.	1,000 common	100% (indirect)	Nevada
MSB of Nevada, LLC	N/A	100% (indirect)	Nevada
First Financial Preferred Capital, Inc.	1,000 common	100% (indirect)	Ohio
Oak Street Holdings Corporation	7,315 common	100% (indirect)	Delaware
Oak Street Funding LLC	N/A	100% (indirect)	Delaware
Oak Street Servicing, LLC	N/A	100% (indirect)	Delaware
CDE Fifty-One Service Corporation	10,000 common	100% (indirect)	Indiana
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FCBKY Holding, LLC	N/A	100% (indirect)	Kentucky
Peoples Building and Savings Service Corporation of Troy, Ohio	500 common	100% (indirect)	Ohio
MainSource Risk Management, Inc.	2,500 common	100%	Nevada
MainSource Statutory Trust I	N/A	100%	Connecticut
MainSource Statutory Trust II	N/A	100%	Connecticut
MainSource Statutory Trust III	N/A	100%	Delaware
MainSource Statutory Trust IV	N/A	100%	Delaware
FCB Bancorp Statutory Trust I	N/A	100%	Delaware
OSF Insurance Receivables, LLC	N/A	100%	Indiana

604542462.6

SCHEDULE 6.10 TO
CREDIT AGREEMENT
INDEBTEDNESS
None.
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